Exhibit 99.1

HCC Announces Retirement of Chairman

HOUSTON, Feb. 20, 2007 (PRIME NEWSWIRE) (PRIMEZONE) -- HCC Insurance Holdings, Inc. (NYSE:HCC) announced today the retirement of Stephen L. Way, Chairman and Founder of HCC, from its Board of Directors.

Frank J. Bramanti, Chief Executive Officer of HCC, said, "On behalf of the entire Board of Directors, employees and shareholders, I would like to express our gratitude for the tireless efforts of Mr. Way to build HCC into the great organization it is today."

Headquartered in Houston, Texas, HCC is a leading international specialty insurance group with offices across the United States and in Bermuda, Spain, Ireland, and the United Kingdom. HCC has assets exceeding $7.5 billion, shareholders' equity of over $2 billion and is rated AA (Very Strong) by Standard & Poor's and A+ (Superior) by A. M. Best Company.

For more information, visit our website at www.hcc.com.

The HCC Insurance Holdings, Inc. logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1977

Forward-looking statements contained in this press release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

CONTACT:  HCC Insurance Holdings, Inc.
          L. Byron Way, Vice President
          (713) 690-7300